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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the use in this Registration Statement of our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997 and December 12, 1997, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        MAULDIN & JENKINS, LLC

                                         /s/ MAULDIN & JENKINS, LLC


Atlanta, Georgia
February 4, 1998